Exhibit (10)(a)


                              AMENDMENT NO. 3

                                    TO

                              H&R BLOCK, INC.

                 DEFERRED COMPENSATION PLAN FOR EXECUTIVES


     H&R BLOCK, INC. (the "Company"), adopted the H&R Block, Inc. Deferred Compensation Plan for Executives (the "Plan") effective as of August 1, 1987. The Company amended the Plan by Amendment No. 1 effective December 15, 1990, and by Amendment No. 2 effective January 1, 1990. The Company continues to retain the right to amend the Plan, pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment is effective as of September 11, 1991.

                                 AMENDMENT

1. Section 2.1.27 of the Plan is deleted and replaced with the following new Section 2.1.27:

          2.1.27.  "Standard Form of Benefit" as to any
     Participant means semimonthly payments for a fifteen
     (15) year period.

2. Section 4.4.1 of the Plan is deleted and replaced with the following new Section 4.4.1:

          Section 4.4.1. Except as described in Section 4.4.2, if a Participant terminates employment before Normal Retirement Date or Early Retirement Date for reasons other than death or Disability, gains and losses shall be credited as described in Section 4.2 up to the date of termination of employment to that Participant's Accounts that represent Completed Deferral Cycles. Crediting for Accounts that do not represent Completed Deferral Cycles shall be at an interest rate set annually by the Chief Financial Officer of the Company in his discretion, which shall not be less than the rate then payable on Investment Savings Accounts of $1,000 or less at Commerce Bank of Kansas City, N.A., Kansas City, Missouri, or any successor thereto.

3. Section 6.2 of the Plan is deleted and replaced with the following new Section 6.2:

          Section 6.2. Form of Benefits Upon Retirement or Disability. Payments from the Account shall be made in accordance with the Standard Form of Benefit for Participants who terminate employment on or after Normal Retirement Date or Early Retirement Date or are Disabled. However, no less than 13 months prior to such termination of employment, the Participant may petition the Committee for, and the Committee may approve at such time, an optional form of benefit.

          Notwithstanding any other provisions of the Plan, a Participant who terminates employment on or after Normal Retirement Date or Early Retirement Date may, at any time before or after a Change in Control, as defined in Section 10.2, elect to receive an immediate lump-sum payment of the balance of said Participant's Account reduced by a penalty, which shall be forfeited to the Company, in lieu of payments in accordance with the Standard Form of Benefit or such optional form of benefit as may have previously been approved by the Committee under this Section 6.2. The penalty shall be equal to ten percent (10%) of the balance of such Account if the election is made before a Change in Control and shall be equal to five percent (5%) of the balance of such Account if the election is made after a Change in Control. However, the penalty shall not apply if the Committee determines, based on advice of counsel or a final determination or ruling by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the provisions of this paragraph any Participant has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to the Participant of Plan benefits. The Company shall notify all Participants of any such determination by the Committee and shall thereafter refund all penalties which were imposed hereunder in connection with any lump-sum payments made at any time during or after the first year to which the Committee's determination applies (i.e., the first year for which, by reasons of the provisions of this paragraph, gross income under this Plan is recognized for federal income tax purposes in advance of payment of benefits). Interest compounded annually shall be paid by the Company to the Participant (or the Participant's Beneficiary if the Participant is deceased) on any such refund from the date of the Company's payment of the lump sum at an annual rate set at the time of the refund by the Chief Financial Officer of the Company in his discretion, which rate shall not be less than the rate then payable on Investment Savings Accounts of $1,000 or less at Commerce Bank of Kansas City, N.A., Kansas City, Missouri, or any successor thereto. The Committee may also reduce or eliminate the penalty if it determines that the right to elect an immediate lump-sum payment under this paragraph, with the reduced penalty or with no penalty, as the case may be, will not cause any Participant to recognize gross income for federal income tax purposes under this Plan in advance of payment to the Participant of Plan benefits.

4. Section 6.3 of the Plan, as amended on March 13, 1991, is further amended by deleting the word "monthly" in the second sentence thereof and replacing such word with the word
"semimonthly."

5. Section 6.4 of the Plan is deleted and replaced with the following new Section 6.4:

          Section 6.4.  Amount of Benefit.  Except for
     distributions in the form of a lump sum, benefit payments shall be in the form of equal semimonthly installments paid during the applicable payment period, such installments to be computed at the commencement of benefit payments based upon the balance in the Account at such time, together with an estimate of the gains to be credited to the Account during the payment period. Such estimated gains shall be calculated using an assumed interest rate equal to (a) nine percent (9%) per annum if the Participant elected the fixed rate investment option pursuant to Section 4.2; (b) five percent (5%) per annum if the Participant elected the variable rate investment option pursuant to Section 4.2; or (c) the annual interest rate set by the Chief Financial Officer of the Company in accordance with
     Section 4.4.1 if the Participant receives benefits pursuant to Section 6.3. If the Participant is not receiving benefits pursuant to Section 6.3 and has elected different crediting rates for separate Permissible Deferral elections, the estimated gains shall be calculated separately for each separate Account applicable to each such separate Permissible Deferral election.

          Generally, the Account shall continue to be credited during the payment period with gains and losses as provided in Section 4.3. However, if a Participant receives benefits pursuant to Section 6.3, the Account shall be credited with gains and losses as provided in Section 4.4.1. Except as provided otherwise, if a Participant dies, Section 6.6 shall apply.

          If, at the end of 12 consecutive months after the date that benefit payments commence, or at the end of any subsequent 12-consecutive-month period, the actual crediting rate for such period is more than the assumed interest rate, the additional gain resulting from the difference shall be paid to the Participant in a single payment on or before the next December 31 following the end of such period. If, at the end of any such 12-consecutive-month period, the actual crediting rate for such period is less than the assumed interest rate, the amount of the reduced gain resulting from the difference shall be deducted from succeeding payments due to the Participant in such manner as the Committee shall determine.

          Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, increase or reduce any assumed interest rate set forth in this Section 6.4 and any such assumed interest rate, as so adjusted, shall be effective for calculating equal semimonthly installments for Participants whose benefit payments commence after the date of such adjustment.

6. The first paragraph of Section 6.6.1 is amended by adding the following sentence to the end of said paragraph:

     If such benefits were payable pursuant to Section 6.2 to a Participant whose employment terminated on or after Normal Retirement Date or early Retirement Date, the Participant's Beneficiary may make the election to receive an immediate lump-sum payment of the balance of said Participant's Account in accordance with the provisions of Section 6.2 and all provisions set forth therein relating to penalties shall apply to any such election.

7. The second paragraph of Section 6.6.1 is amended by deleting the word "monthly" in the second sentence of such second paragraph and replacing such word with the word "semimonthly."

8. Section 6.6.2 is amended by deleting the word "monthly" in the third sentence thereof and replacing such word with the word
"semimonthly."

9. Section 9.1 of the Plan is amended by adding the following sentence to the end of said Section 9.1:

     Notwithstanding anything in this Section 9.1 to the contrary, the Committee may, in its discretion, amend the Plan to reduce or eliminate the penalty described in Section 6.2 in accordance with the provisions of such Section 6.2, and amend the Plan to increase or reduce any assumed interest rate set forth in Section
     6.4, in accordance with the provisions of such Section
     6.4.

10. Except as modified in this Amendment No. 3, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan, amended as provided above.


                                   H&R BLOCK, INC.


                                   By__________________________


                                   Its_________________________

Exhibit (10)(b)

                              AMENDMENT NO. 4
                                    TO
                              H&R BLOCK, INC.
                 DEFERRED COMPENSATION PLAN FOR EXECUTIVES

     H&R BLOCK, INC. (the "Company"), adopted the H&R Block, Inc. Deferred Compensation Plan for Executives (the "Plan") effective as of August 1, 1987. The Company amended the Plan by Amendment No. 1 effective December 15, 1990, by Amendment No. 2 effective January 1, 1990, and by Amendment No. 3 effective September 11, 1991. The Company continues to retain the right to amend the Plan, pursuant to action by the Company's Board of Directors.
The Company hereby exercises that right. This Amendment is effective as of January 1, 1994.

                                 AMENDMENT

1. Section 4.3 of the Plan is amended by changing the title to such Section to "Crediting Rate Upon Retirement, Death,
Disability or Termination of Employment With All Affiliates as a
Result of a Change of Control" and by adding the following sentence at the end of such Section 4.3:

     "If a Participant terminates employment with all Affili-ates before Normal Retirement Date or Early Retirement Date as a result of a Change of Control, gains and losses to all of that Participant's Accounts, regardless of whether or not such Accounts represent Completed Deferral Cycles, shall be credited as described in Section 4.2 up to the date of the Change of Control and crediting for such Accounts after the date of the Change of Control shall be at an interest rate set annually by the Chief Financial Officer of the Company in his discretion, which shall not be less than the rate then payable on Invest-ment Savings Accounts of $1,000 or less at Commerce Bank of Kansas City, N.A., Kansas City, Missouri, or any successor thereto."

2. Section 4.4.1 of the Plan, as previously amended, is further amended by deleting the first sentence thereof in its entirety and replacing such sentence with the following sentence:

     "Except as described in Section 4.4.2, if a Participant terminates employment with all Affiliates before Normal Retirement Date or Early Retirement Date for reasons other than death, Disability or a Change of Control, gains and losses shall be credited as described in
     Section 4.2 up to the date of termination of employment to that Participant's Accounts that represent Completed Deferral Cycles."

3. Section 6.6.1 of the Plan, as previously amended, is further amended by deleting the third sentence of the first paragraph thereof in its entirety and replacing such sentence with the following sentence:

     "If such benefits were payable pursuant to Section 6.3, the Account shall continue to be credited during the payout period as provided in Section 4.4, except that, if such benefits were payable because of the Participant's termination of employment with all Affiliates following a Change of Control, the Account shall continue to be credited as provided in Section 4.3."

4. Except as modified in this Amendment No. 4, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan, amended as provided above.


                                  H&R BLOCK, INC.



                                  By_____________________________


                                  Its____________________________